UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 20, 2017
(Date of earliest event reported)

Commission file number 1-34192

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On April 20, 2017, Maxim Integrated Products, Inc. (the “Company”) furnished a current report on Form 8-K (the “Original 8-K”) under Items 2.02 and 9.01 with the Securities and Exchange Commission, to furnish a press release (the “Press Release”) regarding the Company's preliminary financial results for the third quarter of its 2017 fiscal year.  The information in parenthesis and underlined below was not included in the Press Release furnished in the Original 8-K.  The report transmitted on PR Newswire included this information.

Based on the beginning backlog, expected turns, and start of the transition to sell-in revenue accounting for distribution, our results for the June 2017 quarter are expected to be as follows:

•	Revenue: $590 to $630 million (including $15 to $20 million for sell-in transition)

The Company is furnishing this Amendment No. 1 on Form 8-K/A to furnish a copy of the corrected version of the Press Release. Exhibit 99.1 to this Amendment No. 1 on Form 8-K/A represents the corrected Press Release in its entirety and amends and supersedes Exhibit 99.1 to the Original 8-K.

Item 2.02 Results of Operations and Financial Condition.

On April 21, 2017, the Company furnished a corrected version of the Press Release. A copy of the corrected Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

The information in this Current Report on Form 8-K/A and attached Exhibit 99.1 is furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and such information shall not be deemed to be incorporated by reference into any of the Company's filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K/A.

Exhibit	Description
99.1	Corrected press release dated April 20, 2017 announcing the Company's preliminary financial results for the third quarter of fiscal year 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: April 21, 2017

Maxim Integrated Products, Inc.

By:/s/ Bruce E. Kiddoo

Bruce E. Kiddoo Senior Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Corrected press release dated April 20, 2017 announcing the Company's preliminary financial results for the third quarter of fiscal year 2017.